UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FIDELITY NATIONAL INFORMATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Georgia	37-1490331
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Riverside Avenue

Jacksonville, Florida 32204

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
0.125% Senior Notes due 2022	New York Stock Exchange
0.625% Senior Notes due 2025	New York Stock Exchange
1.000% Senior Notes due 2028	New York Stock Exchange
2.250% Senior Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box:  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-232920

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Fidelity National Information Services, Inc. (the “Company”) hereby incorporates by reference the description of its €1,000,000,000 0.125% Senior Notes due 2022, €625,000,000 0.625% Senior Notes due 2025, €625,000,000 1.000% Senior Notes due 2028, and £300,000,000 2.250% Senior Notes due 2029, to be registered hereunder, contained under the heading “Description of the Senior Notes” included in the Company’s Prospectus Supplement, dated as of November 21, 2019, as filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities” in the accompanying prospectus that constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-232920), which became automatically effective upon filing with the Commission on July 31, 2019.

Item 2.	Exhibits

4.1	Indenture, dated as of April 15, 2013, between Fidelity National Information Services, Inc., certain other parties thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 15, 2013)

4.2	Twenty-Sixth Supplemental Indenture, dated as of December 3, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 3, 2019)

4.3	Twenty-Seventh Supplemental Indenture, dated as of December 3, 2019 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed December 3, 2019)

4.4	Twenty-Eighth Supplemental Indenture, dated as of December 3, 2019 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 3, 2019)

4.5	Twenty-Ninth Supplemental Indenture, dated as of December 3, 2019 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed December 3, 2019)

4.6	Form of Senior Note (included as Exhibit A to Exhibit 4.2 above)

4.7	Form of Senior Note (included as Exhibit A to Exhibit 4.3 above)

4.8	Form of Senior Note (included as Exhibit A to Exhibit 4.4 above)

4.9	Form of Senior Note (included as Exhibit A to Exhibit 4.5 above)

EXHIBIT INDEX

4.1	Indenture, dated as of April 15, 2013, between Fidelity National Information Services, Inc., certain other parties thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 15, 2013)

4.2	Twenty-Sixth Supplemental Indenture, dated as of December 3, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 3, 2019)

4.3	Twenty-Seventh Supplemental Indenture, dated as of December 3, 2019 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed December 3, 2019)

4.4	Twenty-Eighth Supplemental Indenture, dated as of December 3, 2019 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed December 3, 2019)

4.5	Twenty-Ninth Supplemental Indenture, dated as of December 3, 2019 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed December 3, 2019)

4.6	Form of Senior Note (included as Exhibit A to Exhibit 4.2 above)

4.7	Form of Senior Note (included as Exhibit A to Exhibit 4.3 above)

4.8	Form of Senior Note (included as Exhibit A to Exhibit 4.4 above)

4.9	Form of Senior Note (included as Exhibit A to Exhibit 4.5 above)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Marc M. Mayo
Name: Marc M. Mayo
Title: Corporate Executive Vice President and Chief Legal Officer

Date: December 3, 2019